Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2008 Equity and Performance Incentive Plan and 2017 Equity Incentive Plan of BEST Inc. of our report dated June 26, 2017, with respect to the consolidated financial statements of BEST Inc. included in its Registration Statement (Form F-1 No. 333-218959) and related Prospectus of BEST Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP
Shanghai, the People’s Republic of China
December 18, 2017